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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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                                                            2001              2000              1999
BASIC:

Net income (loss) available for common stockholders     $(17,607,000)     $(14,793,000)     $    682,000
                                                        ============      ============      ============

Weighted average number of
          common shares outstanding                        5,866,000         5,844,000         5,826,000
                                                        ============      ============      ============

Basic income (loss) per common share                    $      (3.00)     $      (2.53)     $       0.12
                                                        ============      ============      ============


DILUTED:

Net income (loss) available for common stockholders     $(17,607,000)     $(14,793,000)     $    682,000
                                                        ============      ============      ============

Weighted average number of
          common shares outstanding                        5,866,000         5,844,000         5,826,000

Dilutive effect of stock options                                --                --                --
                                                        ------------      ------------      ------------

Weighted average number of shares outstanding              5,866,000         5,844,000         5,826,000
                                                        ============      ============      ============

Diluted income (loss) per common share                  $      (3.00)     $      (2.53)     $       0.12
                                                        ============      ============      ============


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